Whirlpool Corporation Delivers Very Strong Q1 Results and Raises Full-Year Guidance
•Net sales growth of ~24%, driven by sustained global industry demand and cost-based pricing actions
•GAAP net earnings margin of 8.1% (up 450 basis points) and ongoing (non-GAAP) EBIT margin(2) of 12.4% (up 620 basis points) with all regions delivering double digit growth across revenue and EBIT
•Delivered cash provided by operating activities of $182 million and free cash flow(4) of $132 million, driven by strong earnings and disciplined working capital management
•Raised full-year 2021 guidance; earnings per diluted share now expected to be $23.10 to $24.10 on a GAAP basis and $22.50 to $23.50 on an ongoing basis(1), cash provided by operating activities of $1.70 billion and free cash flow(4) of ~$1.25 billion
•Increased quarterly dividend to $1.40 per share on April 19, 2021, the ninth consecutive year of dividend increases
•Increased share repurchase authorization by $2 billion to ~$2.4 billion
BENTON HARBOR, Mich., April 21, 2021 - Whirlpool Corporation (NYSE: WHR), the leading kitchen and laundry appliance company in the world, today reported financial results for the first quarter of 2021.

"
Our Q1 results successfully demonstrate our agility and resilience in dealing with component shortages and inflationary pressure,” said Marc Bitzer, chairman and chief executive officer of Whirlpool Corporation. “Sustained strong consumer demand and our recent cost-based pricing actions give us confidence to significantly raise our full-year guidance."
MARC BITZER

KEY RESULTS

First-Quarter Results	2021	2020 As Adjusted(5)	Change
Net sales ($M)	$5,358	$4,325	$1,033	23.9%
Net sales excluding currency ($M)	5,370	4,325	1,045	24.2%
GAAP net earnings available to Whirlpool ($M)	433	154	279	181.2%
Ongoing EBIT(2) ($M)	664	269	395	146.8%
GAAP earnings per diluted share	$6.81	$2.45	$4.36	178.0%
Ongoing earnings per diluted share(1)	$7.20	$2.86	$4.34	151.7%
CASH FLOW

Full-Year Cash Flow	2021 YTD	2020 YTD As Adjusted(5)	Change
Cash provided by (used in) operating activities ($M)	$182	$(814)	$996
Free cash flow(4) ($M)	$132	$(870)	$1,002
QUARTERLY HIGHLIGHTS
•Delivered Q1 GAAP and ongoing (non-GAAP) earnings per diluted share(1) of $6.81 and $7.20, respectively, driven by go-to-market actions and higher volumes
•Delivered on our long-term gross debt leverage goal of 2.0x

"
We generated positive cash flow in the quarter, driven by strong net earnings and disciplined working capital management,” said Jim Peters, chief financial officer of Whirlpool Corporation. “We are pleased that we are expanding our share repurchase authorization by $2 billion and increasing our dividend for the ninth consecutive year, demonstrating our continued commitment to returning capital to shareholders."
JIM PETERS

REGIONAL REVIEW

North America	Q1 2021	Q1 2020 As Adjusted(5)	Change	Change excluding currency impact
Net sales ($M)	$3,044	$2,540	19.8%	19.3%
EBIT(3) ($M)	$607	$306	98.4%	-
•Significant top-line growth driven by strong consumer demand
•Record EBIT, with EBIT margin(3) of 19.9 percent, compared to 12.0 percent in the same prior-year period, driven by go-to-market actions

Europe, Middle East and Africa	Q1 2021	Q1 2020	Change	Change excluding currency impact
Net sales ($M)	$1,171	$879	33.2%	25.0%
EBIT(3) ($M)	$21	$(15)	nm	-
•Revenue growth, excluding currency of 25%, as volume growth outpaced industry demand
•EBIT margin(3) of 1.8 percent, compared to (1.7) percent in the same prior-year period, driven by significant top-line growth and disciplined cost takeout

Latin America	Q1 2021	Q1 2020	Change	Change excluding currency impact
Net sales ($M)	$732	$618	18.4%	35.4%
EBIT(3) ($M)	$62	$31	100.0%	-
•Top-line growth driven by strong industry demand in Brazil and Mexico
•EBIT margin(3) of 8.5 percent, compared to 5.1 percent in the same prior-year period, as the impact of cost-based price increases and strong demand offset unfavorable currency

Asia	Q1 2021	Q1 2020	Change	Change excluding currency impact
Net sales ($M)	$411	$288	42.7%	39.6%
EBIT(3) ($M)	$21	$(16)	nm	-
•Net sales growth driven by strong demand across the region and share gains in China
•EBIT margin(3) expansion in India and China driven by go-to-market and cost productivity actions

FULL-YEAR 2021 OUTLOOK(6)
•Increased full-year 2021 net sales growth to 13 percent from ~6 percent growth (the impact of currency on net sales for future periods is not included)
•Increased GAAP earnings per diluted share to $23.10 to $24.10 from $17.80 to $18.80
•Increased ongoing earnings per diluted share(1) to $22.50 to $23.50 from $19.00 to $20.00
•Increased cash provided by operating activities to $1.70 billion from $1.55 billion
•Increased free cash flow(4) to ~$1.25 billion from $1 billion or more
•GAAP and adjusted tax rate (non-GAAP) is unchanged at 24 to 26 percent

(1)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings per diluted share available to Whirlpool and other important information, appears below.
(2)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings margin and other important information, appears below.
(3)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other/Eliminations" of $(67) million and $(42) million for the first quarters of 2021 and 2020, respectively.
(4)A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below.
(5)As adjusted reporting - effective January 1, 2021, the Company changed its accounting principle for inventory valuation for inventories located in the U.S. from a last-in, first-out ("LIFO") basis to a first-in, first-out ("FIFO") basis. All prior periods presented have been retrospectively adjusted to apply the effects of the change. The information in the tables herein have been updated to reflect the retrospective accounting change. For more information see Notes 1 and 4 to Whirlpool’s to-be-filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.
(6)Assumes the partial tender offer by Galanz for majority ownership of the Whirlpool China business is successfully closed in Q2 2021.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Roxanne Warner, 269/923-2641, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is the leading kitchen and laundry appliance company in the world, with approximately $19 billion in annual sales, 78,000 employees and 57 manufacturing and technology research centers in 2020. The company markets Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, JennAir, Indesit and other major brand names in nearly every country throughout the world. Additional information about the company can be found at whirlpoolcorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, whirlpoolcorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") that speak only as of this date. Whirlpool disclaims any obligation to update these statements. Forward-looking statements in this document may include, but are not limited to, statements regarding future financial results, long-term value creation goals, restructuring expectations, productivity, raw material prices and the impact of COVID-19 on our operations. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) COVID-19 pandemic-related business disruptions and economic uncertainty; (2) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European manufacturers, and the impact of the changing retail environment, including direct-to-consumer sales; (3) Whirlpool's ability to maintain or increase sales to significant trade customers and the ability of these trade customers to maintain or increase market share; (4) Whirlpool's ability to maintain its reputation and brand image; (5) the ability of Whirlpool to achieve its business objectives and leverage its global operating platform, and accelerate the rate of innovation; (6) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (7) Whirlpool's ability to obtain and protect intellectual property rights; (8) acquisition and investment-related risks, including risks associated with our past acquisitions, and risks associated with our increased presence in emerging markets; (9) risks related to our international operations, including changes in foreign regulations, regulatory compliance and disruptions arising from political, legal and economic instability; (10) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (11) product liability and product recall costs; (12) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (13) our ability to attract, develop and retain executives and other qualified employees; (14) the impact of labor relations; (15) fluctuations in the cost of key materials (including steel, resins, copper and aluminum) and components and the ability of Whirlpool to offset cost increases; (16) Whirlpool's ability to manage foreign currency fluctuations; (17) impacts from goodwill impairment and related charges; (18) triggering events or circumstances impacting the carrying value of our long-lived assets; (19) inventory and other asset risk; (20) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (21) changes in LIBOR, or replacement of LIBOR with an alternative reference rate; (22) litigation, tax, and legal compliance risk and costs, especially if materially different from the amount we expect to incur or have accrued for, and any disruptions caused by the same; (23) the effects and costs of governmental investigations or related actions by third parties; (24) changes in the legal and regulatory environment including environmental, health and safety regulations, and taxes and tariffs; and (25) the uncertain global economy and changes in economic conditions which affect demand for our products. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. World’s leading kitchen and laundry appliance company claim is based on the most recently available publicly reported annual product sales, parts, and support revenues.

WHIRLPOOL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED MARCH 31
(Millions of dollars, except per share data)

	Three Months Ended
	2021	2020
		As Adjusted(5)
Net sales	$5,358	$4,325
Expenses
Cost of products sold	4,210	3,622
Gross margin	1,148	703
Selling, general and administrative	493	420
Intangible amortization	17	15
Restructuring costs	20	5
Operating profit	618	263
Other (income) expense
Interest and sundry (income) expense	(26)	(1)
Interest expense	45	42
Earnings before income taxes	599	222
Income tax expense (benefit)	159	73
Net earnings	440	149
Less: Net earnings (loss) available to noncontrolling interests	7	(5)
Net earnings available to Whirlpool	$433	$154
Per share of common stock
Basic net earnings available to Whirlpool	$6.87	$2.46
Diluted net earnings available to Whirlpool	$6.81	$2.45
Dividends declared	$1.25	$1.20
Weighted-average shares outstanding (in millions)
Basic	63.0	62.8
Diluted	63.6	63.3

WHIRLPOOL CORPORATION
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Millions of dollars, except share data)

	March 31, 2021	December 31, 2020
		As Adjusted(5)
Assets
Current assets
Cash and cash equivalents	$2,447	$2,924
Accounts receivable, net of allowance of $103 and $132, respectively	2,997	3,109
Inventories	2,470	2,301
Prepaid and other current assets	748	795
Assets held for sale	1,176	—
Total current assets	9,838	9,129
Property, net of accumulated depreciation of $6,534 and $6,780, respectively	2,785	3,199
Right of use assets	993	989
Goodwill	2,401	2,496
Other intangibles, net of accumulated amortization of $520 and $673, respectively	1,982	2,194
Deferred income taxes	2,053	2,189
Other noncurrent assets	286	240
Total assets	$20,338	$20,436
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$4,673	$4,834
Accrued expenses	666	637
Accrued advertising and promotions	600	831
Employee compensation	433	648
Notes payable	10	12
Current maturities of long-term debt	298	298
Other current liabilities	796	1,070
Liabilities held for sale	535	—
Total current liabilities	8,011	8,330
Noncurrent liabilities
Long-term debt	4,982	5,059
Pension benefits	517	516
Postretirement benefits	160	166
Lease liabilities	835	838
Other noncurrent liabilities	694	732
Total noncurrent liabilities	7,188	7,311
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 112 million shares issued, and 62 million and 63 million shares outstanding, respectively	113	113
Additional paid-in capital	2,932	2,923
Retained earnings	9,079	8,725
Accumulated other comprehensive loss	(2,687)	(2,811)
Treasury stock, 50 million and 49 million shares, respectively	(5,215)	(5,065)
Total Whirlpool stockholders' equity	4,222	3,885
Noncontrolling interests	917	910
Total stockholders' equity	5,139	4,795
Total liabilities and stockholders' equity	$20,338	$20,436

WHIRLPOOL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED MARCH 31
(Millions of dollars)

	Three Months Ended
	2021	2020
		As Adjusted(5)
Operating activities
Net earnings	$440	$149
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	141	135
Changes in assets and liabilities:
Accounts receivable	(58)	125
Inventories	(332)	(206)
Accounts payable	185	(244)
Accrued advertising and promotions	(192)	(415)
Accrued expenses and current liabilities	172	(193)
Taxes deferred and payable, net	110	41
Accrued pension and postretirement benefits	(28)	(11)
Employee compensation	(181)	(145)
Other	(75)	(50)
Cash provided by (used in) operating activities	182	(814)
Investing activities
Capital expenditures	(73)	(82)
Proceeds from sale of assets and business	13	26
Cash provided by (used in) investing activities	(60)	(56)
Financing activities
Net proceeds from borrowings of long-term debt	—	541
Net proceeds (repayments) of long-term debt	—	(566)
Net proceeds (repayments) from short-term borrowings	—	2,111
Dividends paid	(79)	(75)
Repurchase of common stock	(150)	(121)
Common stock issued	31	3
Other	(36)	—
Cash provided by (used in) financing activities	(234)	1,893
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(58)	(138)
Increase (decrease) in cash, cash equivalents and restricted cash	(170)	885
Cash, cash equivalents and restricted cash at beginning of year	2,934	1,952
Cash, cash equivalents and restricted cash at end of year	$2,764	$2,837

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data)
(Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures, including earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, organic net sales, adjusted effective tax rate, sales excluding currency and free cash flow. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses. Sales excluding foreign currency is calculated by translating the current period net sales, in functional currency, to U.S. dollars using the prior-year period’s exchange rate compared to the prior-year period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations. Management believes that adjusted tax rate provides investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items. Management believes that free cash flow provides investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the company's ability to fund its activities and obligations. The Company provides free cash flow related metrics, such as free cash flow as a percentage of net sales, as long-term management goals, not an element of its annual financial guidance, and as such does not provide a reconciliation of free cash flow to cash provided by (used in) operating activities, the most directly comparable GAAP measure, for these long-term goal metrics. Whirlpool does not provide a non-GAAP reconciliation for its other forward-looking long-term value creation and other goals, such as organic net sales, EBIT, and gross debt leverage (gross debt/ongoing EBITDA), as such reconciliation would rely on market factors and certain other conditions and assumptions that are outside of the company’s control. We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures. We also disclose segment EBIT as important financial metrics used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting. GAAP net earnings available to Whirlpool per diluted share and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

FIRST-QUARTER 2021 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the three months ended March 31, 2021. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our first-quarter GAAP tax rate was 26.5%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our first-quarter adjusted tax rate (non-GAAP) of 25.0%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	March 31, 2021
Net earnings (loss) available to Whirlpool	$433
Net earnings (loss) available to noncontrolling interests	7
Income tax expense (benefit)	159
Interest expense	45
Earnings before interest & taxes	$644
Net sales	$5,358
Net earnings margin	8.1%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$644	$6.81
Restructuring costs(a)	Restructuring costs	20	0.31
Income tax impact		—	(0.08)
Normalized tax rate adjustment(b)		—	0.16
Ongoing measure		$664	$7.20
Net sales		$5,358
Ongoing EBIT margin		12.4%

Note: Numbers may not reconcile due to rounding

FIRST-QUARTER 2020 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE
The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the three months ended March 31, 2020. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our first-quarter GAAP tax rate was 32.9%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our first-quarter adjusted tax rate (non-GAAP) of 22.5%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	March 31, 2020
As Adjusted(5)
Net earnings (loss) available to Whirlpool	$154
Net earnings (loss) available to noncontrolling interests	(5)
Income tax expense (benefit)	73
Interest expense	42
Earnings (loss) before interest & taxes	$264
Net sales	$4,325
Net earnings margin	3.6%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
		As Adjusted(5)	As Adjusted(5)
Reported measure		$264	$2.45
Restructuring costs(a)	Restructuring costs	5	0.08
Income tax impact		—	(0.02)
Normalized tax rate adjustment(b)		—	0.35
Ongoing measure		$269	$2.86
Net sales		$4,325
Ongoing EBIT margin		6.2%

Note: Numbers may not reconcile due to rounding

(5) As adjusted reporting - effective January 1, 2021, the Company changed its accounting principle for inventory valuation for inventories located in the U.S. from a last-in, first-out ("LIFO") basis to a first-in, first-out ("FIFO") basis. All prior periods presented have been retrospectively adjusted to apply the effects of the change. The information in the tables herein have been updated to reflect the retrospective accounting change. For more information see Notes 1 and 4 to Whirlpool’s to-be-filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

FULL-YEAR 2021 OUTLOOK FOR ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ending December 31, 2021. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our anticipated full-year adjusted tax rate between 24.0% and 26.0%.

		Twelve Months Ending
		December 31, 2021
	Results classification	Earnings before interest & taxes*	Earnings (loss) per diluted share
Reported measure*		$2,210	$23.10-$24.10
Restructuring costs(a)	Restructuring costs	100	1.57
(Gain) loss on sale and disposal of businesses(c)	(Gain) loss on sale and disposal of businesses	(150)	(2.37)
Income tax impact		—	0.20
Ongoing measure		$2,160	$22.50-$23.50

Note: Numbers may not reconcile due to rounding

*Earnings Before Interest & Taxes (EBIT) is a non-GAAP measure. The Company does not provide a forward-looking quantitative reconciliation of EBIT to the most directly comparable GAAP financial measure, net earnings available to
Whirlpool, because the net earnings available to noncontrolling interests item of such reconciliation -- which has historically represented a relatively insignificant amount of the Company's overall net earnings -- implicates the
Company's projections regarding the earnings of the Company's non wholly-owned subsidiaries and joint ventures that cannot be quantified precisely or without unreasonable efforts.

FOOTNOTES
a.RESTRUCTURING COSTS - In the first quarter of 2020, these costs were primarily related to actions that right-size and reduce the fixed cost structure of our EMEA business and certain other restructuring events. In the first quarter of 2021, these costs were primarily related to actions that right-size and reduce the fixed cost structure of our EMEA business, attributable primarily to the current macroeconomic uncertainties caused by COVID-19.

b.NORMALIZED TAX RATE ADJUSTMENT - During the first quarter of 2021, the Company calculated ongoing earnings per share using an adjusted tax rate of 25.0% to reconcile to our anticipated full-year effective tax rate between 24% and 26%. During the first quarter of 2020, the Company calculated ongoing earnings per share using an adjusted tax rate of 22.5%, to reconcile to our anticipated full-year 2020 effective tax between 20% and 25%.

c.(GAIN) LOSS ON SALE AND DISPOSAL OF BUSINESSES - On March 31, 2021 Galanz launched its partial tender offer for majority ownership of Whirlpool China. The Company's subsidiary has tendered shares in the offering and expects that it will hold approximately 20% interest in Whirlpool China if and when the transaction is closed. If the partial tender offer is successful, the Company expects to recognize a book gain of at least $150 million in the second quarter income statement.

FREE CASH FLOW

As defined by the Company, free cash flow is cash provided by (used in) operating activities after capital expenditures, proceeds from the sale of assets and businesses, and changes in restricted cash. The reconciliation provided below reconciles three months ended March 31, 2021 and 2020 and 2021 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Three Months Ended
	March 31,
(millions of dollars)	2021	2020	2021 Outlook
Cash provided by (used in) operating activities	$182	$(814)	~$1,700
Capital expenditures, proceeds from sale of assets/businesses and change in restricted cash*	(50)	(56)	(450)
Free cash flow	$132	$(870)	~$1,250

Cash provided by (used in) investing activities**	(60)	(56)
Cash provided by (used in) financing activities**	(234)	1,893

*In 2020, restricted cash represents contributions held as part of the Company's Charitable Foundation which was consolidated as of September 30, 2020.

**Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

# # #